Execution Version

The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this agreement and the rights and obligations evidenced hereby with respect to such liens and security interests are subject to the provisions of that certain Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, referred to in this paragraph as the “Intercreditor Agreement”), dated as of March 9, 2015 between BANK OF AMERICA, N.A., a national banking association, as the ABL lender (including its successors and assigns from time to time), GFIE, LLC, a Florida limited liability company, as the term loan lender (including its successors and assigns from time to time), and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control, and each party to hereto hereby acknowledges that it is bound by the provisions of the Intercreditor Agreement.

TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This TRADEMARK COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”) dated as of March 9, 2015 is made by and among Silver Star Brands, Inc., a Wisconsin corporation (“Silver Star”), PartyLite Gifts, Inc., a Virginia corporation (“PartyLite Gifts”), PartyLite Worldwide, LLC, a Delaware limited liability company (“PartyLite WW”), Candle Corporation of America, a New York corporation (“Candle Corp” and together with Silver Star, PartyLite Gifts and PartyLite WW, collectively, the “Assignors” and each an “Assignor”), and GFIE, LLC, a Florida limited liability company (the “Lender”).

W I T N E S S E T H

WHEREAS, the Lender is extending a term loan to Assignors and certain other borrowers in an original principal amount of $35,000,000.00 (the “Loan”), pursuant to a Term Loan and Security Agreement of even date herewith by and among the Assignors and the other Borrowers party thereto and the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and as evidenced by a Term Note of even date herewith in the original principal amount of $35,000,000.00 made by the Borrowers in favor of the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Note” (which term shall also include any promissory note issued in replacement or substitution of such Term Note)); and

WHEREAS, pursuant to the Loan Agreement, the Borrowers have granted to the Lender a first priority security interest in the Collateral (as defined in the Loan Agreement) which is now or hereafter owned by the Borrowers, including without limitation the trademarks, service marks, trademark and service mark registrations, and trademark and service mark registration applications owned by the Assignors and listed on Schedule A attached hereto, all to secure the payment and performance of the Assignors’ Obligations (as defined below) under the Loan Agreement; and

WHEREAS, PartyLite WW was previously known as PartyLite Worldwide, Inc., a Delaware corporation, prior to such corporation’s conversion into a limited liability company; and

WHEREAS, any Trademarks (as defined below) listed on Schedule A attached hereto that are registered to PartyLite Worldwide, Inc. are owned by PartyLite WW and such registrations on file with the USPTO will be updated to reflect such ownership as further provided in the Loan Agreement; and

WHEREAS, this Agreement is supplemental to the provisions contained in the Loan Agreement; and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    DEFINITIONS.

All capitalized terms used herein without definitions shall have the respective meanings provided for in the Loan Agreement. The following terms shall have the meanings set forth in this Section 1 or elsewhere in this Agreement as referred to below:

Assignment of Marks. Shall have the meaning set forth in Section 2.1.

Associated Goodwill. All goodwill of the Assignors and their business, products and services appurtenant to, associated with or symbolized by the Trademarks and the use thereof.

Collateral. Shall have the same meaning as ascribed to that term in the Loan Agreement.

Event of Default. Shall have the same meaning as ascribed to that term in the Loan Agreement.

Obligations. Shall have the same meaning as ascribed to that term in the Loan Agreement.

Pledged Trademarks. All of the Assignors’ right, title and interest in and to all of the Trademarks, the Trademark Registrations, the Trademark License Rights, the Trademark Rights, the Associated Goodwill, the Related Assets, and all accessions to, substitutions for, replacements of, and all products and proceeds of any and all of the foregoing. Notwithstanding the foregoing, the Pledged Trademarks do not and shall not include (i) any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of tis being included as part of the Pledged Trademarks, (ii) any “intent to use” trademark applications for which a statement of use has not been filed with and duly accepted by the United States Patent and Trademark Office (but only until such statement is accepted by the United States Patent and Trademark Office) or (iii) any non-U.S. assets or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required); provided, however, the exclusion in clause (i) above shall in no way be construed to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the United States bankruptcy code) or principles of equity.

Related Assets. All assets, rights and interests of the Assignors that uniquely reflect or embody the Associated Goodwill, including the following:

(a)    all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, research and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

(b)    the following documents and things in the possession or under the control of any Assignor, or subject to any Assignor’s demand for possession or control, related to the production, delivery, provision and sale by any Assignor, or any affiliate, franchisee, licensee or contractor, of products or services sold by or under the authority of any Assignor in connection with the Trademarks or Trademark Rights, whether prior to, on or subsequent to the date hereof:

(i)    all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of any Assignor, its affiliates or franchisees or licensees or contractors, for products or services sold under or in connection with the Trademarks or Trademark Rights, including all lists and documents containing information regarding each customer’s, dealer’s or distributor’s name and address, credit, payment, discount, delivery and other sale terms, and history, pattern and total of purchases by brand, product, style, size and quantity;

(ii)    all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks or Trademark Rights;

(iii)    all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery and sale of products or services under or in connection with the Trademarks or Trademark Rights; and
(iv)    all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by any Assignor (or any of its affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks or Trademark Rights.

Trademark License Rights. Any and all present or future rights and interests of any Assignor pursuant to any and all present and future franchising or licensing agreements in favor of any Assignor, or to which any Assignor is a party, pertaining to any Trademarks, Trademark Registrations, or Trademark Rights owned or used by third parties in the past, present or future, including the right (but not the obligation) in the name of any Assignor or the Lender to enforce, and sue and recover for, any breach or violation of any such agreement to which any Assignor is a party.

Trademark Registrations. All present or future federal, state, local and foreign registrations of the Trademarks, all present and future applications for any such registrations (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of any Assignor or the Lender, and to take any and all actions necessary or appropriate to maintain such registrations in effect and renew and extend such registrations.

Trademark Rights. Any and all present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of any Assignor or the Lender for any and all past, present and future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, or the Associated Goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and the Trademark License Rights.

Trademarks. All of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of any Assignor, that (i) are set forth on Schedule A hereto, or (ii) have been adopted, acquired, owned, held or used by any Assignor or are now owned, held or used by such Assignor, in such Assignor’s business, or with such Assignor’s products and services, or in which such Assignor has any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and used by any Assignor in such Assignor’s business or with such Assignor’s products and services, or in which such Assignor in the future acquires any right, title or interest.

Use. With respect to any Trademark, all uses of such Trademark by, for or in connection with any Assignor or its business or for the direct or indirect benefit of any Assignor or its business, including all such uses by any Assignor itself, by any of the affiliates of any Assignor, or by any franchisee, licensee or contractor of any Assignor.

USPTO. The United States Patent and Trademark Office.

2.    GRANT OF COLLATERAL ASSIGNMENT AND SECURITY INTEREST.

2.1.    Security Interest; Assignment of Marks.  As collateral security for the payment and performance in full of all of the Obligations, each Assignor hereby unconditionally grants to the Lender a continuing security interest in, and first priority lien on, the Pledged Trademarks, and pledges the Pledged Trademarks to the Lender. In addition, Assignors have executed in blank and delivered to the Lender an assignment of federally registered trademarks in substantially the form of Exhibit 1 hereto (the “Assignment of Marks”). The Assignors hereby authorize the Lender to complete as assignee and record with the USPTO the Assignment of Marks upon the occurrence and during the continuance of an Event of Default and the exercise of the Lender’s remedies under this Agreement and the Loan Agreement.

2.2.    Supplemental Security Agreement.  Pursuant to the Loan Agreement, Assignors have granted to the Lender, a continuing security interest in and first priority lien on the Collateral (including the Pledged Trademarks). The Loan Agreement, and all rights and interests of the Lender in and to the Collateral (including the Pledged Trademarks) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Pledged Trademarks hereunder, or the recordation of this Agreement (or any document hereunder) with the USPTO, adversely affect or impair, in any way or to any extent, the Loan Agreement, the security interest of the Lender in the Collateral (including the Pledged Trademarks) pursuant to the Loan Agreement and this Agreement, the attachment and perfection of such security interest under the Uniform Commercial Code as enacted in any applicable jurisdiction (including the security interest in the Pledged Trademarks), or any present or future rights and interests of the Lender in and to the Collateral under or in connection with the Loan Agreement, this Agreement or the Uniform Commercial Code as enacted in any applicable jurisdiction. Any and all rights and interests of the Lender in and to the Pledged Trademarks (and any and all obligations of the Assignors with respect to the Pledged Trademarks) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Lender (and the Obligations of the Assignors) in, to or with respect to the Collateral (including the Pledged Trademarks) provided in, or arising under, or in connection with, the Loan Agreement and shall not be in derogation thereof. THE

LENDER DOES NOT ASSUME ANY LIABILITY ARISING IN ANY WAY BY REASON OF HOLDING SUCH COLLATERAL.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each Assignor represents, warrants and covenants that, as of the date such representations and warranties are made and as of the date of any update to the Schedules required under Section 6 hereof: (i) Schedule A sets forth a true and complete list of all registered United States Trademarks and Trademark Registrations now owned, licensed to, controlled or used by such Assignor; (ii) the Trademark Registrations and the Trademarks Rights underlying the Trademark Registrations are subsisting and have not been adjudged invalid or unenforceable, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademark Registrations and the Trademarks Rights underlying the Trademark Registrations; (iii) each of the Trademark Registrations and the Trademarks Rights underlying the Trademark Registrations is valid and enforceable; (iv) to the knowledge of each Assignor, there is no infringement by others of the Trademarks, Trademark Registrations or Trademark Rights; (v) Assignor has not received and is not aware of any claim that the use of any of the Trademarks does or may violate the rights of any third person, and there is no infringement by such Assignor of the trademark rights of others; (vi) such Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks (other than ownership and other rights reserved by third party owners with respect to Trademarks that such Assignor is licensed to use, which, as of the date hereof are as set forth on Schedule A and excluding rights granted to others under existing licenses of the Trademarks and Trademark Registrations which, as of the date hereof are as set forth on Schedule B), free and clear of any liens, charges, encumbrances and adverse claims, including pledges, assignments, licenses, registered user agreements and covenants by such Assignor not to sue third persons, other than the security interest and assignment created by the Loan Agreement and this Agreement and any Permitted Liens; (vii) such Assignor has the unqualified right to enter into this Agreement and to perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents, consultants, licensors and licensees that will enable it to comply with the covenants herein contained; (viii) such Assignor has used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with its use of the Trademarks; (ix) such Assignor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture and provision of products and services sold or provided under the Trademarks; (x) this Agreement, together with the Loan Agreement, will create in favor of the Lender a valid and perfected first priority security interest in the Pledged Trademarks upon making the filings referred to in clause (xi) of this Section 3; and (xi) except for (a) with respect to that portion of the Pledged Trademarks which relates to any Trademark Registrations and all applications, registrations and recordings as may from time to time be filed in the USPTO (I) the filing of a financing statement with the Secretary of State for each state within which such Assignor has an office or ongoing operations under the Uniform Commercial Code and (II) and (b) with respect to that portion of the Pledged Trademarks which relates to any Trademark Registrations and all applications, registrations and recordings as may from time to time be filed in any country other than the United States, compliance with any such foreign laws, rules or regulations which govern the granting of a security interest in, and assignment of, such foreign Pledged Trademarks, the recording of this Agreement with the USPTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (A) for the grant by such Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Agreement by such Assignor, or (B) for the perfection of the Lender’s security interest hereunder; provided, however, that with respect to any such non-U.S. Pledged Trademarks, the security interest and assignment created hereunder shall be perfected only to the extent perfection of a security interest may be achieved in such non-U.S. Pledged Trademarks by filing financing statements under the UCC and filings to record the security interests granted pursuant to this agreement with the USPTO.

4.    INSPECTION RIGHTS.

Each Assignor hereby grants to the Lender and its respective employees and agents the right to visit any Assignor’s plants and facilities that manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto, at reasonable times during regular business hours, on reasonable notice.

5.    NO TRANSFER OR INCONSISTENT AGREEMENTS.

Without the Lender’s prior written consent and except for (i) existing licenses of the Pledged Trademarks to those parties set forth on Schedule B, and (ii) licenses of the Pledged Trademarks granted after the date hereof in the ordinary course of Assignor’s business consistent with its past practices, each Assignor will not (A) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Pledged Trademarks (except, in each case, as provided by this Agreement or the Loan Agreement) or (B) enter into any agreement (for example, a license agreement) that is inconsistent with any Assignor’s obligations under this Agreement or the Loan Agreement. Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, nothing in this provision is intended to or shall prohibit or prevent any Assignor, in the ordinary course of its business, and consistent with its past practices and the terms of the Loan Agreement, from being permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of, abandon or otherwise allow to lapse any Trademark, Trademark Registration, Trademark Rights, Related Assets or Associated Goodwill. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Lender shall from time to time, upon the request of the respective Assignor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Assignor shall have certified are appropriate in its judgment to allow it to take any action permitted above.

6.    AFTER-ACQUIRED TRADEMARKS, ETC.

6.1    After-acquired Trademarks.  If, before the Obligations shall have been finally paid and satisfied in full, any Assignor shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Registrations or Trademark Rights, the provisions of this Agreement shall automatically apply thereto and such Assignor shall promptly give the Lender notice thereof in writing. Assignors shall provide to the Lender quarterly updates of Schedule A and Schedule B reflecting new registered Trademarks, Trademark Registrations or Trademark Rights and execute and deliver to the Lender such documents or instruments as the Lender may reasonably request further to implement, preserve or evidence the Lender’s interests therein.

6.2    Amendment to Schedule.  Each Assignor authorizes the Lender to modify this Agreement and the Assignment of Marks, without the necessity of any Assignor’s further approval or signature, by amending Schedule A hereto and the Annex to the Assignment of Marks to include any future or other registered Trademarks, Trademark Registrations or Trademark Rights owned by such Assignor under Section 2 or Section 6 and/or to delete Trademarks, Trademark Registrations or Trademark Rights terminated by any Assignor in the ordinary course of business. Assignors shall notify the Lender quarterly of such terminations, if any.

7.    TRADEMARK PROSECUTION.

7.1    Assignors Responsible.  Assignors shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Pledged

Trademarks, and shall hold the Lender harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Lender in connection with the Lender’s interest in the Pledged Trademarks or any other action or failure to act in connection with this Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignors shall retain trademark counsel acceptable to the Lender.

7.2    Assignors’ Duties, etc.  Each Assignor shall have the right and the duty, through trademark counsel acceptable to Lender, to prosecute diligently any trademark registration applications of the Trademarks pending as of the date of this Agreement or thereafter, to preserve and maintain all rights in the Trademarks and Trademark Registrations, including the filing of appropriate renewal applications and other instruments to maintain in effect the Trademark Registrations and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any of the Trademarks or Trademark Registrations, in each case, to the extent the Assignor continues to use, in a material manner, or continues to have an intent to use, in a material manner, such mark in its reasonable business judgment. Any expenses incurred in connection with such applications and actions shall be borne by the Assignors. Notwithstanding the foregoing, nothing herein shall impose on Assignors any obligation to respond to any non-final office actions that are issued by the USPTO or any other governmental authority refusing any application to register any of the Trademarks or to appeal from any adverse ruling concerning the validity, enforceability or registrability of any Trademark. Further, nothing herein is intended to or shall require Assignor to file any documents to maintain any Trademark Registrations if such Trademark Registrations are not in use and if Assignors have no basis in law or fact to file such documents.

7.3    Assignors’ Enforcement Rights.  Each Assignor shall have the right and the duty to bring suit or other action in such Assignor’s own name to maintain and enforce the Trademarks, the Trademark Registrations and the Trademark Rights. Such Assignor may require the Lender to join in such suit or action as necessary to assure such Assignor’s ability to bring and maintain any such suit or action in any proper forum if (but only if) the Lender is completely satisfied that such joinder will not subject it to any risk of liability or if required by law or any order of any Court or tribunal. To the extent Lender does not join in any proceeding, Lender shall cooperate to the extent reasonably required by Assignors for purposes of Assignors’ enforcement rights as they relate to the Pledged Trademarks. Such Assignor shall promptly, upon demand, reimburse and indemnify the Lender for all damages, costs and expenses, including reasonable legal fees, incurred by Lender pursuant to this Section 7.3.

7.4    Protection of Trademarks, etc.  In general, Assignors shall take any and all such actions (including institution and maintenance of suits, proceedings or actions) that in their discretion they determine to be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Pledged Trademarks. The Assignors shall not take or fail to take any action, nor permit any action to be taken or not taken by others under their control, that would adversely affect the validity, grant or enforcement of the Pledged Trademarks other than in the ordinary course of business.

7.5    Notification by Assignors.  Promptly upon obtaining knowledge thereof, the Assignors will notify the Lender in writing of the institution of, or any final adverse determination in, any proceeding in the USPTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or Trademark Registrations or any Assignor’s rights, title or interests in and to the Pledged Trademarks, and of any event that does or reasonably could materially adversely affect the value of any of the Pledged Trademarks, the ability of any Assignor or the Lender to dispose of any of the Pledged Trademarks or the rights and remedies of the Lender in relation thereto (including but not limited to the levy of any legal process against any of the Pledged Trademarks).

8.    REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, the Lender shall have, in addition to all other rights and remedies given it by this Agreement, the Loan Agreement (including, without limitation, those set forth in Section 11.2 thereof), and any other related financing documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction, and, without limiting the generality of the foregoing, the Lender may immediately, without demand of performance and without other notice or demand (except as set forth below) whatsoever to any Assignor, all of which are hereby expressly waived, sell or, to the extent permitted by Applicable Law, license at public or private sale or otherwise realize upon the whole or from time to time any part of the Pledged Trademarks, or any interest that any Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Pledged Trademarks all expenses incurred by the Lender in attempting to enforce this Agreement (including all expenses for broker’s fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in or by reference in the Loan Agreement. Notice of any sale, license or other disposition of the Pledged Trademarks shall be given to the Assignors at least ten (10) Business Days before the time that any intended public sale or other public disposition of the Pledged Trademarks is to be made or after which any private sale or other private disposition of the Pledged Trademarks may be made, which the Assignors hereby agree shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Lender may, to the extent permitted under applicable law, purchase or license the whole or any part of the Pledged Trademarks or interests therein sold, licensed or otherwise disposed.

9.    COLLATERAL PROTECTION.

If any Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of any Assignor shall be breached, the Lender, in its own name or that of such Assignor (in the sole discretion of the Lender), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignors agree promptly to reimburse the Lender for any cost or expense incurred by the Lender in so doing.

10.    POWER OF ATTORNEY.

If any Event of Default shall have occurred and be continuing, each Assignor does hereby make, constitute and appoint the Lender (and any officer or agent of the Lender as it may select in its exclusive discretion) as such Assignor’s true and lawful attorney-in-fact, with full power of substitution and with the power to endorse such Assignor’s name on all applications, documents, papers and instruments necessary for the Lender to use the Pledged Trademarks, or to grant or issue any exclusive or non-exclusive license of any of the Pledged Trademarks to any third person, or to take any and all actions necessary for the Lender to assign, pledge, convey or otherwise transfer title in or dispose of any of the Pledged Trademarks or any interest of such Assignor therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that such Assignor is obligated to execute and do hereunder. Each Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof and releases the Lender from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Lender under this power of attorney (except for the Lender’s gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Agreement.

11.    FURTHER ASSURANCES.

The Assignors shall, at any time and from time to time, and at their expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Lender may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Agreement, or to assure and confirm to the Lender the grant, perfection and priority of the Lender’s security interest in the Pledged Trademarks.

12.    TERMINATION.

At such time as all of the Obligations have been finally paid and satisfied in full, this Agreement shall automatically terminate and the Lender shall, upon the written request and at the expense of the Assignors, execute and deliver to the Assignors all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignors the entire right, title and interest to the Pledged Trademarks previously granted, assigned, transferred and conveyed to the Lender by the Assignors pursuant to this Agreement, as fully as if this Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Lender pursuant to the Loan Agreement this Agreement or otherwise.

13.    COURSE OF DEALING.

No course of dealing between the Assignors and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Loan Agreement or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.    EXPENSES.

Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and expenses incurred by the Lender in connection with the preparation of this Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances, or otherwise protecting, maintaining or preserving any of the Pledged Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Pledged Trademarks, shall be borne and paid by the Assignors.

15.    NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LENDER DOES NOT ASSUME LIABILITIES OF THE ASSIGNORS WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNORS’ OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PLEDGED TRADEMARKS OR ANY USE, LICENSE OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE ASSIGNORS, AND THE ASSIGNORS SHALL INDEMNIFY THE LENDER FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE LENDER WITH RESPECT TO SUCH LIABILITIES. ASSIGNOR SHALL NOT BE LIABLE FOR AND SHALL HAVE NO INDEMNIFICATION OBLIGATION TO LENDER ARISING OUT OF OR BASED ON THE USE OF ANY TRADEMARK

RIGHTS FOLLOWING ANY ASSIGNMENT BY ANY ENTITY TO WHOM THE TRADEMARK RIGHTS MAY BE SOLD, LICENSED OR TRANSFERRED TO BY OR ON BEHALF OF LENDER.

16.    NOTICES.

All notices and other communications which are required and may be provided pursuant to the terms of this Agreement shall be provided in the manner, to the addresses, and with the effect as set forth in the Loan Agreement.

17.    AMENDMENT AND WAIVER.

This Agreement may not be amended or modified orally, but only by an instrument in writing executed on behalf of the Assignors and the Lender and except as provided in Section 6.2 of this Agreement. The Lender shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Lender. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

18.    GOVERNING LAW; CONSENT TO FORUM; WAIVERS; SERVICE OF PROCESS.

(a)    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

(b)    CONSENT TO FORUM. EACH ASSIGNOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH ASSIGNOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. Nothing herein shall limit the right of Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

(c)    WAIVERS BY ASSIGNORS. To the fullest extent permitted by Applicable Law, each Assignor waives (a) the right to trial by jury (which Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment (except notices expressly set forth in the Loan Documents), default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which an Assignor may in any way be liable, and hereby ratifies anything Lender may do in this regard; (c) except as expressly set forth in the Loan Documents, notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Assignor acknowledges that the foregoing waivers are a material inducement to Lender entering into this Agreement and that Lender is relying upon the foregoing in its dealings with Assignors. Each Assignor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(d)    SERVICE OF PROCESS. ASSIGNORS IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

19.     Counterparts.

This Agreement may be executed and delivered in any number of counterparts. Each counterpart shall constitute an original, but all counterparts together shall constitute but one and the same agreement. This Agreement may be executed by facsimile signature or by other electronic means, such as portable document format (.pdf) or tagged image file format (TIFF), which shall constitute a legal and valid signature for purposes hereof.

20.    MISCELLANEOUS.

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Assignors and their respective successors and assigns, and shall inure to the benefit of the Lender and its respective successors and assigns. In the event of any irreconcilable conflict between the provisions of this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall control. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignors acknowledge receipt of a copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

[Signature page to Trademark Collateral Assignment-GFIE]

[Signature page to Trademark Collateral Assignment]

IN WITNESS WHEREOF, this Trademark Collateral Assignment and Security Agreement has been executed as of the day and year first above written.

ASSIGNORS:

SILVER STAR BRANDS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE WORLDWIDE, LLC

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE GIFTS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA

By:_________________________________
Name: Michael S. Novins
Title: Vice President

[Signature page to Trademark Collateral Assignment - GFIE]

LENDER:

GFIE, LLC

By:

Name: Robert B. Goergen
Title:    Manager

SCHEDULE A

Trademarks and Trademark Registrations

Mark	Registration/ Application No.	Status	Current Owner of Record
COLONIAL	50865 (Massachusetts)	Renewed	CANDLE CORPORATION OF AMERICA
Design Only Sunburst	39651 (Puerto Rico)	Registered	CANDLE CORPORATION OF AMERICA
ETERNALUX	39650 (Puerto Rico)	Registered	CANDLE CORPORATION OF AMERICA
FLORASENSE	74/087,003 1678743	Renewed	CANDLE CORPORATION OF AMERICA
PARTYLITE Cross References: PARTY LIGHT	76/082,667 2487273	Renewed	PARTYLITE GIFTS, INC.
GLOLITE BY PARTYLITE Cross References: GLOW LIGHT BY PARTY LIGHT	85/241,222 4203052	Registered	PARTYLITE WORLDWIDE INC.
SCENTGLOW Cross References: SCENT GLOW	85/089,385 3937360	Registered	PARTYLITE WORLDWIDE INC.
DECORATE YOUR HOME! CELEBRATE YOUR LIFE! ILLUMINATE YOUR SPIRIT!	76/309,896 2948619	Registered	PARTYLITE WORLDWIDE, INC
AROMASIMMERS Cross References: AROMA SIMMERS	78/260,567 2887858	Registered	PARTYLITE WORLDWIDE, INC.
BESTBURN Cross References: BEST BURN	78/306,762 3030194	Registered	PARTYLITE WORLDWIDE, INC.

BRING GOURMET TO EVERYDAY	77/473,986 4109066	Registered	PARTYLITE WORLDWIDE, INC.
Design Only 3 Candles Design	78/387,241 3007391	Registered	PARTYLITE WORLDWIDE, INC.
FRESH HOME BY PARTYLITE Cross References: FRESH HOME BY PARTY LIGHT	78/944,879 4365035	Registered	PARTYLITE WORLDWIDE, INC.
ICED CRYSTAL	77/363,484 3668227	Registered	PARTYLITE WORLDWIDE, INC.
PARTYLITE Cross References: PARTY LIGHT	74/258,451 1735998	Renewed	PARTYLITE WORLDWIDE, INC.
PARTYLITE Cross References: PARTY LIGHT	76/082,667 2487273	Renewed	PARTYLITE WORLDWIDE, INC.
PARTYLITE GIFTS Cross References: PARTYLIGHT GIFT	73/179,292 1142963	Renewed	PARTYLITE WORLDWIDE, INC.
TWO SISTERS Cross References: 2 SISTERS	74/099,916 171549	Renewed	PARTYLITE WORLDWIDE, INC.
TWO SISTERS GOURMET Cross References: 2 SISTERS GOURMET	78/648,266 3097993	Registered	PARTYLITE WORLDWIDE, INC.
WELL BEING SPA	77/076,015 3728820	Registered	PARTYLITE WORLDWIDE, INC.
CHANGE THE WORLD	78/906,156 3227800	Registered	PARTYLITE WORLDWIDE, LLC
Design Only 3 Candles Design	76/275,562 2854314	Renewed	PARTYLITE WORLDWIDE, LLC
PARTYLITE and Design 3 Candles w/PartyLite	76/275,560 2762405	Renewed	PARTYLITE WORLDWIDE, LLC

PARTYLITE Cross References: PARTY LIGHT	74/258,451 1735998	Renewed	PARTYLITE WORLDWIDE, LLC
REMINISCENT	78/665376 3223490	Registered	PARTYLITE WORLDWIDE, LLC
SCENT PLUS	76/297,666 2707810	Renewed	PARTYLITE WORLDWIDE, LLC
TSG and Design	78/749,350 3210688	Registered	PARTYLITE WORLDWIDE, LLC
UNIVERSAL TEALIGHT Cross References: UNIVERSAL TEA LIGHT	76/475,659 2832903	Renewed	PARTYLITE WORLDWIDE, LLC
AS WE CHANGE	75/177,962 2112088	Renewed	SILVER STAR BRANDS, INC.
AS WE CHANGE and design	75/466,399 2228836	Renewed	SILVER STAR BRANDS, INC.
EASY COMFORTS	78/661,865 3336284	Registered	SILVER STAR BRANDS, INC.
EASY COMFORTS STYLE	77/478,255 4206169	Registered	SILVER STAR BRANDS, INC.
EXPOSURES	73/826,473 1622457	Renewed	SILVER STAR BRANDS, INC.
EXPOSURES PLATINUM	77/290,494 3609564	Registered	SILVER STAR BRANDS, INC.
HOME MARKETPLACE Cross References: HOME MARKET PLACE	75/125,920 2126732	Renewed	SILVER STAR BRANDS, INC.
INDIGO	78/784,941 3551961	Registered	SILVER STAR BRANDS, INC.
JUST BETWEEN US	74/368,377 1838236	Renewed	SILVER STAR BRANDS, INC.
MILES KIMBALL	74/062,426 1645633	Renewed	SILVER STAR BRANDS, INC.

MRS. KIMBALL'S CANDY SHOPPE Cross References: MRS. KIMBALL'S CANDY SHOP	77/394,539 3566160	Registered	SILVER STAR BRANDS, INC.
NATIVE REMEDIES	Reg# 3448548	Registered	SILVER STAR BRANDS, INC.
PETALIVE Cross References: PET ALIVE	Reg# 3508330	Registered	SILVER STAR BRANDS, INC.
QUIBBLE-FREE GUARANTEE Cross References: QUIBBLE FREE GUARANTEE	74/406,810 1837485	Renewed	SILVER STAR BRANDS, INC.
SERENITY FALLS	77/394,825 3501508	Registered	SILVER STAR BRANDS, INC.
THE SHOE BOX	74/028,291 1634030	Renewed	SILVER STAR BRANDS, INC.
WALTER DRAKE	73/537,019 1376289	Renewed	SILVER STAR BRANDS, INC.
WALTER DRAKE	72/323,945 909593	Renewed	SILVER STAR BRANDS, INC.
WALTER DRAKE	72/323,946 895688	Renewed	SILVER STAR BRANDS, INC.

Licenses granted to Assignors (except for commercially available off-the-shelf, shrinkwrap, clickwrap, click-through or similar software license or content use agreements or the like):

Inbound License Agreement between PartyLite Worldwide, LLC and J.A. Licensing, LLC (“J.A.”), dated September 30th, 2013 under which J.A. grants an exclusive license to use a trademark(s) or other licensed material(s) in certain distribution channels for the goods described in the agreement. License expires on or about August 15, 2015. PartyLite has determined to not continue the license.
Purchase order agreement between PartyLite Worldwide, LLC, on behalf of its US and Canadian affiliated companies (“PartyLite”), and Lisa Hoffman Beauty, LLC (“LHB”) dated October 15th, 2014. Pursuant to which PartyLite is to purchase certain products from LHB as set forth therein. The agreement contains provisions with respect to the ownership by PartyLite of the intellectual property rights to use the relevant logo on such products.

Intercompany Trademark License between MIDWEST-CBK, Inc. (N/K/A Candle Corporation of America), as licensor, and PartyLite Worldwide, Inc. (N/K/A PartyLite Worldwide, LLC), as Licensee, dated September 8, 2013.

SCHEDULE B

Existing Licenses

Licenses granted by Assignors:

The limited non-exclusive non-transferable, worldwide, royalty-free license granted by Silver Star Brands, Inc. (f/k/a Miles Kimball Company) (“Silver Star”) to Integrated Marketing Solutions, Inc. and DM Services, Inc. in the following under the Agreement for Credit Services, dated as of March 1, 2012, among Silver Star, Integrated Marketing Solutions, Inc. and DM Services, Inc.: Silver Star’s name, URLs, logos, trademarks, service marks, patents, trade secrets, copyrights, industrial design, tag lines, photographs, menus, slogans, trade dress and other proprietary descriptions and intellectual property, for the purpose of development and creation of promotional materials and consumer credit communications, subject to Silver Star’s prior approval.

EXHIBIT 1

ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS

WHEREAS, Silver Star Brands, Inc., a Wisconsin corporation (“Silver Star”), PartyLite Gifts Inc., a Virginia corporation (“PartyLite Gifts”), PartyLite Worldwide, LLC, a Delaware limited liability company (“PartyLite WW”), Candle Corporation of America, a New York corporation (“Candle Corp” and together with, Silver Star, PartyLite Gifts and PartyLite WW collectively, the “Assignors” and each an “Assignor”) have adopted and used and are using the trademarks and service marks (the “Marks”) identified on the Annex hereto, and are the owners of the registrations of and pending registration applications for such Marks in the United States Patent and Trademark Office as identified on such Annex;

WHEREAS, the Assignors and GFIE, LLC, a Florida limited liability company (the “Assignee”), have entered into that certain Trademark Collateral and Assignment Agreement (the “Trademark Agreement”) dated as of March 9, 2015, whereby Assignors have granted the Assignee a security interest in the Marks pursuant to the terms and conditions therein;

WHEREAS, Assignee is desirous of acquiring the Marks and the registrations thereof and registration applications therefor; and

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignors do hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Marks, together with (i) the registrations of and registration applications for the Marks, (ii) the goodwill of the business symbolized by and associated with the Marks and the registrations thereof, and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Marks or the registrations thereof or such associated goodwill.

This Assignment of Trademarks and Service Marks is intended to take effect, and shall take effect, at such time as the Assignee shall complete this instrument by signing its acceptance of this Assignment of Trademarks and Service Marks below.

[Signature Page Follows]

[Signature page to Assignment of Trademarks-GFIE]

[Signature page to Assignment of Trademarks]
IN WITNESS WHEREOF, the Assignor and the Assignee, by their duly authorized officers, have executed this assignment on this ____ day of _______, 20__.

ASSIGNORS:

SILVER STAR BRANDS, INC.

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE WORLDWIDE, LLC

By:_______________________________
Name: Michael S. Novins
Title: Vice President

PARTYLITE GIFTS, INC.

By:_________________________________
Name: Michael Novins
Title: Vice President

CANDLE CORPORATION OF AMERICA

By:_________________________________
Name: Michael S. Novins
Title: Vice President

[Signature page to Assignment of Trademarks - GFIE]

LENDER:

GFIE, LLC

By:
Name:    Robert B. Goergen
Title:    Manager

ANNEX

Trademarks and Trademark Registrations

Mark	Registration/ Application No.	Status	Current Owner of Record
COLONIAL	50865 (Massachusetts)	Renewed	CANDLE CORPORATION OF AMERICA
Design Only Sunburst	39651 (Puerto Rico)	Registered	CANDLE CORPORATION OF AMERICA
ETERNALUX	39650 (Puerto Rico)	Registered	CANDLE CORPORATION OF AMERICA
FLORASENSE	74/087,003 1678743	Renewed	CANDLE CORPORATION OF AMERICA
PARTYLITE Cross References: PARTY LIGHT	76/082,667 2487273	Renewed	PARTYLITE GIFTS, INC.
GLOLITE BY PARTYLITE Cross References: GLOW LIGHT BY PARTY LIGHT	85/241,222 4203052	Registered	PARTYLITE WORLDWIDE INC.
SCENTGLOW Cross References: SCENT GLOW	85/089,385 3937360	Registered	PARTYLITE WORLDWIDE INC.
DECORATE YOUR HOME! CELEBRATE YOUR LIFE! ILLUMINATE YOUR SPIRIT!	76/309,896 2948619	Registered	PARTYLITE WORLDWIDE, INC
AROMASIMMERS Cross References: AROMA SIMMERS	78/260,567 2887858	Registered	PARTYLITE WORLDWIDE, INC.

BESTBURN Cross References: BEST BURN	78/306,762 3030194	Registered	PARTYLITE WORLDWIDE, INC.
BRING GOURMET TO EVERYDAY	77/473,986 4109066	Registered	PARTYLITE WORLDWIDE, INC.
Design Only 3 Candles Design	78/387,241 3007391	Registered	PARTYLITE WORLDWIDE, INC.
FRESH HOME BY PARTYLITE Cross References: FRESH HOME BY PARTY LIGHT	78/944,879 4365035	Registered	PARTYLITE WORLDWIDE, INC.
ICED CRYSTAL	77/363,484 3668227	Registered	PARTYLITE WORLDWIDE, INC.
PARTYLITE Cross References: PARTY LIGHT	74/258,451 1735998	Renewed	PARTYLITE WORLDWIDE, INC.
PARTYLITE Cross References: PARTY LIGHT	76/082,667 2487273	Renewed	PARTYLITE WORLDWIDE, INC.
PARTYLITE GIFTS Cross References: PARTYLIGHT GIFT	73/179,292 1142963	Renewed	PARTYLITE WORLDWIDE, INC.
TWO SISTERS Cross References: 2 SISTERS	74/099,916 171549	Renewed	PARTYLITE WORLDWIDE, INC.
TWO SISTERS GOURMET Cross References: 2 SISTERS GOURMET	78/648,266 3097993	Registered	PARTYLITE WORLDWIDE, INC.
WELL BEING SPA	77/076,015 3728820	Registered	PARTYLITE WORLDWIDE, INC.
CHANGE THE WORLD	78/906,156 3227800	Registered	PARTYLITE WORLDWIDE, LLC
Design Only 3 Candles Design	76/275,562 2854314	Renewed	PARTYLITE WORLDWIDE, LLC

PARTYLITE and Design 3 Candles w/PartyLite	76/275,560 2762405	Renewed	PARTYLITE WORLDWIDE, LLC
PARTYLITE Cross References: PARTY LIGHT	74/258,451 1735998	Renewed	PARTYLITE WORLDWIDE, LLC
REMINISCENT	78/665376 3223490	Registered	PARTYLITE WORLDWIDE, LLC
SCENT PLUS	76/297,666 2707810	Renewed	PARTYLITE WORLDWIDE, LLC
TSG and Design	78/749,350 3210688	Registered	PARTYLITE WORLDWIDE, LLC
UNIVERSAL TEALIGHT Cross References: UNIVERSAL TEA LIGHT	76/475,659 2832903	Renewed	PARTYLITE WORLDWIDE, LLC
AS WE CHANGE	75/177,962 2112088	Renewed	SILVER STAR BRANDS, INC.
AS WE CHANGE and design	75/466,399 2228836	Renewed	SILVER STAR BRANDS, INC.
EASY COMFORTS	78/661,865 3336284	Registered	SILVER STAR BRANDS, INC.
EASY COMFORTS STYLE	77/478,255 4206169	Registered	SILVER STAR BRANDS, INC.
EXPOSURES	73/826,473 1622457	Renewed	SILVER STAR BRANDS, INC.
EXPOSURES PLATINUM	77/290,494 3609564	Registered	SILVER STAR BRANDS, INC.
HOME MARKETPLACE Cross References: HOME MARKET PLACE	75/125,920 2126732	Renewed	SILVER STAR BRANDS, INC.
INDIGO	78/784,941 3551961	Registered	SILVER STAR BRANDS, INC.
JUST BETWEEN US	74/368,377 1838236	Renewed	SILVER STAR BRANDS, INC.

MILES KIMBALL	74/062,426 1645633	Renewed	SILVER STAR BRANDS, INC.
MRS. KIMBALL'S CANDY SHOPPE Cross References: MRS. KIMBALL'S CANDY SHOP	77/394,539 3566160	Registered	SILVER STAR BRANDS, INC.
NATIVE REMEDIES	Reg# 3448548	Registered	SILVER STAR BRANDS, INC.
PETALIVE Cross References: PET ALIVE	Reg# 3508330	Registered	SILVER STAR BRANDS, INC.
QUIBBLE-FREE GUARANTEE Cross References: QUIBBLE FREE GUARANTEE	74/406,810 1837485	Renewed	SILVER STAR BRANDS, INC.
SERENITY FALLS	77/394,825 3501508	Registered	SILVER STAR BRANDS, INC.
THE SHOE BOX	74/028,291 1634030	Renewed	SILVER STAR BRANDS, INC.
WALTER DRAKE	73/537,019 1376289	Renewed	SILVER STAR BRANDS, INC.
WALTER DRAKE	72/323,945 909593	Renewed	SILVER STAR BRANDS, INC.
WALTER DRAKE	72/323,946 895688	Renewed	SILVER STAR BRANDS, INC.